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                                                                   EXHIBIT 12.1

                                   D.R. HORTON, INC.
                   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                             For the fiscal years              For the nine months
                                                             ended September 30,                  ended June 30,
                                         ---------------------------------------------------   -------------------
                                           1995       1996      1997       1998       1999       1999       2000
                                         ---------------------------------------------------   -------------------
                                                                       ($'s in thousands)
Consolidated pretax income from
  continuing operations................. $58,022   $ 89,814   $108,550   $159,099   $263,826   $182,196   $209,731
Amortization of capitalized interest....  18,734     25,670     29,323     47,995     58,153     40,789     47,224
Interest expensed.......................   9,551     10,006     11,707     17,453     18,565     13,038     13,478
                                         ---------------------------------------------------   -------------------
    Earnings............................ $86,307   $125,490   $149,580   $224,547   $340,544   $236,023   $270,433
                                         ===================================================   ===================
Interest incurred....................... $34,500   $ 39,807   $ 51,978   $ 71,649   $ 83,090   $ 59,762   $ 82,665
                                         ---------------------------------------------------   -------------------
    Fixed charges....................... $34,500   $ 39,807   $ 51,978   $ 71,649   $ 83,090   $ 59,762   $ 82,665
                                         ===================================================   ===================
Ratio of earnings to fixed charges......    2.50       3.15       2.88       3.13       4.10       3.95       3.27
                                         ===================================================   ===================
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